EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-52661, 333-31636, 333-55820 and
333-104083) of Mettler-Toledo International Inc. of our report dated March 15, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers AG (signed)


Zurich, Switzerland
March 15, 2004